The Alkaline Water Company Reports Record Third Quarter

SCOTTSDALE, Ariz. - February 10, 2020 - The Alkaline Water Company Inc. (NASDAQ and TSXV: WTER) (the "Company"), a producer of bottled alkaline drinking water, flavored infused waters, and CBD infused products sold under the brand name Alkaline88®, A88™, and A88CBD™, respectively today announced financial results for the fiscal third quarter ended December 31, 2019.

"I am pleased to report that we delivered revenue growth of 20% for the first nine months of fiscal 2020 compared to the first nine months of last fiscal year. During our seasonally slow fiscal third quarter, our revenue growth rates moderated primarily due to the timing of fall store schematic resets across various trade channels. However, our fiscal fourth quarter is off to a great start and in January, our revenue is up 30% compared to the prior year. We continue to make good progress toward our strategic objectives. We added the nation's second largest convenience store distributor to help accelerate our c-store strategy giving us a potential reach into approximately 10% of the market. We continue to gain momentum on our flavor-infused product line which we expect will reach up to 10,000 stores nationwide by the end of first quarter of fiscal 2021. To complement our brick-and-mortar strategy, we announced the launch of our B2C E-commerce portal A88CBD.com, which will immediately be selling our A88CBD™ infused topicals portfolio, stated Richard A. Wright, president and chief executive officer of The Alkaline Water Company.

"The CBD industry is a huge opportunity for us and we are excited enter this market through the E-Commerce channel and expect to be a disruptive player given our unique positioning. As we realign our priorities to focus on our brands and our core products, we have also taken some meaningful expense reduction actions which put us on track to be cash flow positive by the end of our fiscal 2021. We have made great progress toward our stated goal of growing our national footprint and continue to innovate and rejuvenate the marketplace with new line extensions and exciting in-demand products."

Key Highlights

– Third-quarter fiscal 2020 revenue of $8.5 million, up 10% year-over-year

– Record nine month fiscal 2020 revenue of $29.1 million, up 20% compared to the same period last year

– Termination of AQUAhydrate merger, realigns priorities to focus on core business and emerging product lines, including A88™ infused and A88CBD™

– Expects A88™ flavor-infused waters to reach up to 10,000 stores nationwide by the first quarter of fiscal 2021

– Added the nation's second largest convenience store distributor to accelerate strategy; provides potential reach into approximately 10% of the c-store market

– Announces the launch of new single serve, environmentally friendly aluminum bottles

– Announces B2C E-commerce platform, A88CBD.com, with a robust portfolio of CBD infused topical products available immediately. The site will launch on February 20, 2020

– Net loss per share of $0.07, an improvement year-over-year

– Cash on hand of $4.2 million, supports growth plans

Fiscal 2020 Third Quarter Financial Results (unaudited)

(All amounts are in U.S. dollars)

  For the fiscal third quarter ending December 31, 2019, recorded revenue of approximately $8.5 million, an increase of 9.9% year over year.
  Gross profit in the fiscal third quarter was $3.4 million, an increase of 18.3% year over year.
    Gross margin improved 280 basis points to 40.1%.
  Total operating expenses for the fiscal third quarter were $6.1 million, a decrease of 5.2% year over year.
  Net loss for the fiscal second quarter was $2.8 million or $0.07 per share versus a net loss of $3.8 million or $0.11 per share in the fiscal third quarter of 2019.
  The Company's cash balance as of December 31, 2019, totaled $4.2 million with a current working capital ratio of 1.3.

"Fiscal 2020 is shaping up to be a milestone year for the company as our strategic actions and disciplined expense management put us in a solid position for a transformational 2021."

Fiscal 2020 Revenue Guidance

"We are reducing our fiscal 2020 revenue guidance to $39 million to $41 million, with estimated gross margin of approximately $15.5 million to $16.5 million primarily due to the timing of fall store schematic resets at a majority of the top 20 traditional retailers across various trade channels and our A88™ flavor-infused waters. We anticipate the new A88 flavor-infused waters to contribute approximately $750,000 to $1 million in revenue for our fiscal year 2020.

Our forecasted revenue is based on our expectation that revenue growth will remain consistent for fiscal year 2020, significant sales growth will continue in Southern California, and significant orders will be received from the national-retailers and east coast grocery chains, which have only recently started selling our products.

As our sale cycle is an average of 14 days, a slowdown of the growth in any of the areas set forth above during fiscal 2020 or other events could cause actual results to vary materially from this forecast. In addition, sales growth, which may have a significant impact on quarterly and annual revenue, is difficult to predict.

I want to emphasize that we expect to achieve this from our core and new flavor product lines. We have not included any sales of our A88CBD™ infused product in this guidance," added Mr. Wright.

Selected Fiscal 2020 Operating Highlights

Corporate Development

  Featured and showcased A88™ flavor-infused and A88CBD™ product line at various national expos and tradeshows.
    Received better than expected initial orders for flavor infused water line of over 13 truckloads at the 98th Annual WAFC convention.
    Achieved record sales for A88™ flavor-infused water line at the 2019 KeHE National Holiday show.
  Initiated delivery of flavor infused water in June 2019.
  A88CBD™ infused-topicals product commercial ready in January 2020.
  Announced launch of E-Commerce platform A88CBD.com.

National Footprint and Channel Expansion

  Alkaline88® flagship brand of premium alkaline water is now available in 60,000 stores across all trades in the U.S.
  Accelerated convenience store growth strategy being led by E.A. Berg and Crossmark with several new distribution agreements.
    Added the nation's second largest distributor, which extends our reach to approximately 15,000 stores nationwide.
    Potential reach canvases the entire nation, with a concentration in the California and Texas markets.
    Added over 5,000 new convenience stores since the inception of the program.
  Expanded natural and specialty food channel with C.A. Fortune.
  Expanded national distribution with KeHE and UNFI for its flavor infused water portfolio.
  Introduced flavored water to Kroger in Houston, TX locations.

Innovation and Product Portfolio Expansion

  Launched A88® Infused Products Inc. and introduced a line of A88CBD™ infused topical products.
    Product lineup includes salves, balms, lotions, essential oils, and bath-salts all made with lab-tested full-spectrum hemp.
    A88CBD topical portfolio commercially ready by January of 2020.
  A88® Infused Beverage Inc. partnered with Centuria to expand CBD infused ingestibles portfolio
    Product lineup includes multiple flavored energy shots, tinctures, capsules, and powdered packs.
  Announced new single serve 500ml Eco-friendly Aluminum bottles.

Brand Awareness

  Alkaline88® remains the #1 selling bulk alkaline water nationally.
  WTER shares included in prominent Russell Microcap® Index.
  Brand Ambassador Chez Reavie won the 2019 Travelers Championship Tournament sporting Alkaline88® logo.
  Announced partnership with Wonder Woman run series to be the exclusive bottled water provider for Wonder Woman 5K and marathon races across California.
  Introducing new brand ambassadors, Justin Sander and Brent Marks, two of dirt-track racing rising stars.

The following table summarizes the operating results for the three months and nine months ended December 31, 2019, and 2018 (Unaudited):

(All Amounts are in U.S. dollars)

	For the three	For the three
	months ended	months ended	Year over Year
	December 31, 2019	December 31, 2018	Change %
Revenue	$8,455,030	$7,691,013	9.9%
Cost of Good Sold	$5,061,324	$4,822,694	4.9%
Gross Profit	$3,393,706	$2,868,319	18.3%

Net Loss	$(2,861,673)	$(2,755,572)	3.9%

	For the nine months	For the nine
	ended	months ended	Year over Year
	December 31, 2019	December 31, 2018	Change %
Revenue	$29,053,052	$24,211,398	20.0%
Cost of Good Sold	$17,048,951	$14,301,068	19.2%
Gross Profit	$12,004,101	$9,910,330	21.1%

Net Loss	$(10,842,818)	$(5,781,290)	87.6%

The Company intends to comply in full with all federal, state, and local laws, rules, and regulations as the Company develops its CBD-infused ingestible products. The Company will not pursue the commercial production or sale of CBD-infused ingestible products until legally permitted.  The Company is closely watching and responding to all regulatory developments within the FDA and in each individual U.S. state, and plans to launch its CBD infused ingestible products accordingly.

Conference Call Information

The Alkaline Water Company will conduct a conference call to review its operating results for the quarter ended December 31, 2019, on Monday, February 10, 2020, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release.

Date: February 10, 2020
Time: 5:00 PM Eastern Time (ET)
Dial-in Number for U.S. and Canadian Callers: 877-407-8293
Dial-in Number for International Callers (Outside of the U.S. and Canada): 201-689-8349

Participating on the call will be the Company's President and CEO Richard A. Wright and Chief Financial Officer David Guarino, who will discuss operational and financial highlights for the fiscal third quarter, as well as its outlook for the full fiscal year 2020.

To join the live conference call, please dial into the above-referenced telephone numbers five to 10 minutes prior to the scheduled call time.

A replay will be available for one week starting on February 17, 2020, at approximately 10:30 AM (ET). To access the replay, please dial 877-660-6853 in the U.S. or Canada and 201-612-7415 for international callers. The conference ID# is 13698866.

About The Alkaline Water Company Inc.

The Alkaline Water Company Inc. (NASDAQ and TSXV: WTER) is a producer of premium bottled alkaline drinking, flavored waters, and CBD infused products sold under the brand name Alkaline88®, A88™ and A88CBD™, respectively. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH balanced alkaline drinking water with trace minerals and electrolytes. The Company recently announced a broad line of CBD infused products which include ingestibles and topical products. For its ingestibles line, the A88™ Infused Beverage Division Inc. produces CBD infused drinks, beverage shots, tinctures, capsules, and powder packs. For its topicals line, A88™ Infused Products Inc. produces salves, balms, lotions, essential oils, and bath-salt all made with lab-tested full-spectrum hemp. The Alkaline Water Company Inc. is currently pursuing a national multi-channel, mass-market expansion strategy with a direct-to-warehouse model and co-packaging facilities that are strategically located 600 miles within 95% of the U.S. population. Founded in 2012, the Company is headquartered in Scottsdale, Arizona. To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect on Facebook, Twitter, Instagram or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: the statement regarding the Company's c-store strategy giving the Company a potential reach into 10% of the market; the Company's expectation for flavor-infused water to reach up to 10,000 stores nationwide by the end of first quarter of fiscal 2021; the statement relating to being cash flow positive by the end of the Company's fiscal 2021; the Company's stated goal of growing the Company's national footprint and continue to innovate and rejuvenate the marketplace with new line extensions and exciting in-demand products; that fiscal 2020 is shaping up to be a milestone year for the Company as its strategic actions and disciplined expense management puts the Company in a sold position for a transformational 2021; and the statements relating to the Company's revenue guidance, including the Company's revenue guidance of $39 million to $41 million with estimated gross margin of approximately $15.5 million to $16.5 million for fiscal year 2020, that the Company anticipates that the new A88 flavor-infused waters to contribute approximately $750,000 to $1 million in revenue for the Company's fiscal year 2020, the Company's expectation that revenue growth will remain consistent for fiscal year 2020, significant sales growth will continue in Southern California, and significant orders will be received from the national-retailers and east coast grocery chains, which have only recently started selling the Company's products, and the Company's expectation to achieve the revenue guidance from the Company's core and new flavor product lines.

The material assumptions supporting these forward-looking statements include, among others, that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers, and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Richard A. Wright
President and CEO
800-923-1910
investors@thealkalinewaterco.com

Media

Jessica Starman
888-461-2233
jessica@elev8newmedia.com

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